Exhibit 99.2

Third Quarter 2016 Earnings Presentation October 25, 2016 Dick Weil Chief Executive Officer Jennifer McPeek Chief Financial Officer

Forward-looking statements This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: management plans relating to the Transaction; the expected timing of the completion of the Transaction; the ability to complete the Transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans relating to the Transaction; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, subject to numerous assumptions, known and unknown risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made and investors and security holders are cautioned not to place undue reliance on any such forward-looking statements. Janus Capital Group Inc. (“Janus Capital Group”) does not assume any duty and does not undertake to update forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, nor does Janus Capital Group intend to do so, except as otherwise required by securities and other applicable laws. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Janus Capital Group anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in Janus Capital Group’s Annual Report on Form 10-K and those disclosed in Janus Capital Group’s other periodic reports filed with the Securities and Exchange Commission (“SEC”), as well as the possibility: that expected benefits of the Transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the Transaction may not be timely completed, if at all; that prior to the completion of the Transaction or thereafter, Janus Capital Group’s businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies related to the Transaction; that required regulatory, shareholder or other approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ shareholders, customers, employees and other constituents to the Transaction; and diversion of management time on merger-related matters. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Janus Capital Group or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. For any forward-looking statements made in this communication or in any documents, Janus Capital Group claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Additional information Parts of this communication are being made in respect of the proposed Transaction involving Janus Capital Group and Henderson Group, plc (“Henderson Group”). This material is not a solicitation of any vote or approval of Janus Capital Group’s or Henderson Group’s shareholders and is not a substitute for the proxy statement or any other documents which Janus Capital Group and Henderson Group may send to their respective shareholders in connection with the proposed Transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the proposed Transaction, Henderson Group intends to file a registration statement containing a proxy statement of Janus Capital Group and other documents regarding the proposed Transaction with the SEC. Before making any voting or investment decision, the respective investors and shareholders of Janus Capital Group and Henderson Group are urged to carefully read the entire registration statement of Henderson Group, including the proxy statement of Janus Capital Group, when it becomes available and any other relevant documents filed by either company with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Janus Capital Group, Henderson Group and the proposed Transaction. Investors and security holders are also urged to carefully review and consider each of Janus Capital Group’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its proxy statements, its Current Reports on Form 8-K and its Quarterly Reports on Form 10-Q. When available, copies of the proxy statement will be mailed to the shareholders of Janus Capital Group. When available, copies of the proxy statement also may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Janus Capital Group, Inc. at 151 Detroit Street, Denver, Colorado 80206, c/o General Counsel and Secretary. Participants in the Solicitation Janus Capital Group, Henderson Group and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Janus Capital Group’s shareholders in connection with the proposed Transaction. Information about the directors and executive officers of Janus Capital Group and their ownership of Janus Capital Group common stock is set forth in Janus Capital Group’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation of proxies of Janus Capital Group’s shareholders in connection with the proposed Transaction may be obtained by reading the proxy statement regarding the proposed Transaction when it becomes available. Once available, free copies of the proxy statement may be obtained as described in the preceding paragraph. No Offer or Solicitation This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Executive summary 3Q 2016 EPS of $0.22, adjusted 3Q 2016 EPS of $0.24, compared to EPS of $0.21 in 2Q 2016(1) 3Q 2016 total company long-term net flows were $(2.4) billion, compared to $0.0 billion in 2Q 2016 The U.S. Intermediary business is continuing to gain market share, net inflows in the channel were $0.3 billion, representing the second consecutive quarter of positive flows, despite challenging market conditions Net inflows at Perkins were $0.4 billion (first positive quarter since 1Q 2011), offset by outflows in the Janus equity, fixed income and INTECH strategies Janus equity, mathematical relative return strategies and fixed income strategies have experienced investment underperformance However, most strategies with volatility or risk outcome objectives, including INTECH managed volatility, Perkins and our Global Unconstrained strategies, have delivered strong relative returns Following the announced Merger of Equals between Janus Capital Group and Henderson Group on October 3rd, we have begun taking the necessary steps towards closing the transaction Note: Adjustment to 3Q 2016 EPS reflects the adjustment of deal-related costs associated with the Janus Capital Group / Henderson Group proposed merger. Only the current period (3Q 2016) has been adjusted. See detail to non-GAAP adjustments on p. 18. 2

Janus Capital Group 3Q 2016 results 3Q 2016 EPS of $0.22 compared to EPS of $0.21 in 2Q 2016 3Q 2016 adjusted EPS of $0.24 excludes $0.02 associated with deal-related expenses Assets Under Management of $195.1 billion at September 30, 2016, increased 2.2% versus June 30, 2016 Operating margin in 3Q 2016 of 26.8% versus 27.0% in 2Q 2016 Adjusted operating margin in 3Q 2016 of 28.4% excludes $4.2 million of deal-related expenses Total company long-term net flows were $(2.4) billion in 3Q 2016 compared to $0.0 billion in 2Q 2016 Generated LTM cash flow from operations of $291.7 million EPS(1) AUM(2) Long-Term Net Flows Operating Margin(1) Cash Flow From Operations Notes: Only the current period (3Q 2016) is adjusted. See detail to non-GAAP adjustments on p. 18. AUM does not include $3.8 billion of Exchange-Traded Note (“ETN”) ending assets. 3 (1)(2)

3Q 2016 Results Jennifer McPeek Chief Financial Officer

3Q 2016 financial review GAAP and Adjusted EPS(3) Average AUM(1) ($ in billions) Total Revenue ($ in millions) Operating Income & Margin(2) ($ in millions) Quarter over Quarter Year over Year Note: Average AUM does not include ETN average assets. 3Q 2016 adjusted operating income and margin calculations exclude $4.2 million of deal-related expenses. See detail to non-GAAP adjustments on p. 18. 3Q 2016 adjusted EPS excludes $0.02 of deal-related expenses. 3Q 2015 adjusted EPS excludes a $0.12 non-operating loss due to the early extinguishment of debt. See detail to non-GAAP adjustments on p. 18. Represents adjusted figures 5 $251.9 $258.9 2Q 2016 3Q 2016 $273.8 $258.9 3Q 2015 3Q 2016 $192.1 $195.6 3Q 2015 3Q 2016 $189.3 $195.6 2Q 2016 3Q 2016 $67.9 $69.3 $73.5 27.0% 26.8% 28.4% 2Q 2016 3Q 2016 3Q 2016 Adjusted $0.21 $0.22 $0.24 2Q 2016 3Q 2016 $0.10 $0.22 $0.22 $0.24 3Q 2015 3Q 2016 $83.4 $69.3 $73.5 30.5% 26.8% 28.4% 3Q 2015 3Q 2016 3Q 2016 Adjusted

3Q 2016 investment performance summary Notes: References Morningstar relative performance on an asset-weighted, total return basis as of September 30, 2016. Refer to p. 21 and 22 for the 1-, 3- and 5-year periods and p. 28 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. Excludes absolute-risk strategies. References relative performance net of fees as of September 30, 2016, as shown on p. 25 and 26. Refer to p. 27 for INTECH mutual fund analysis and disclosure. Complex-wide as of September 30, 2016. Refer to p. 28 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. Morningstar ratings are based on risk-adjusted returns. 6 Period Ending September 30, 2016 1-Year 3-Year 5-Year % of Assets in Top Two Morningstar Quartiles Complex-Wide Mutual Fund Assets (1) 37% 73% 69% Fundamental Equity Mutual Fund Assets (1) 41% 82% 66% Fixed Income Mutual Fund Assets (1) 9% 15% 84% % of Relative Return Strategies Which Outperformed Respective Benchmarks Mathematical Equity Strategies (2) 0% 24% 33% % of Complex-Wide Mutual Funds with 4- or 5-Star Overall Morningstar Rating TM Complex-Wide Mutual Funds (3) 60%

3Q 2016 long-term net flow summary Notes: Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. Long-term flows do not include flows from ETNs. 25% 27% 22% 21% 17% Total Company Long-Term Flows (1,2) ($ in billions) Gross Redemptions Gross Sales Net Sales Annualized Redemption Rate Annualized Gross Sales Rate 23% 21% 18% 21% 20% 29% 27% 22% 20% 23% 12% 13% 18% 11% 5% 25% 26% 12% 17% 19% 39% 55% 33% 33% 24% 41% 32% 33% 30% 25% Fundamental Equity ($ in billions) Mathematical Equity ($ in billions) Fixed Income ($ in billions) 32% 28% 22% 21% 22% 7 $4.2 $5.8 $3.6 $3.7 $2.8 ($4.4) ($3.4) ($3.7) ($3.3) ($2.9) ($0.2) $2.4 ($0.1) $0.4 ($0.1) ($12) ($6) $0 $6 $12 3Q15 4Q15 1Q16 2Q16 3Q16 $1.5 $1.5 $2.1 $1.3 $0.6 ($3.1) ($3.0) ($1.4) ($2.0) ($2.4) ($1.6) ($1.5) $0.7 ($0.7) ($1.8) ($6) ($3) $0 $3 $6 3Q15 4Q15 1Q16 2Q16 3Q16 $6.0 $4.8 $4.3 $4.9 $4.8 ($7.5) ($6.3) ($5.2) ($4.6) ($5.3) ($1.5) ($1.5) ($0.9) $0.3 ($0.5) ($20) ($10) $0 $10 $20 3Q15 4Q15 1Q16 2Q16 3Q16 $11.7 $12.1 $10.0 $9.9 $8.2 ($15.0) ($12.7) ($10.3) ($9.9) ($10.6) ($3.3) ($0.6) ($0.3) $0.0 ($2.4) ($32) ($16) $0 $16 $32 3Q15 4Q15 1Q16 2Q16 3Q16

3Q 2016 total revenue Total Revenue ($ in millions) Note: Includes mutual fund and private account performance fees. (1) Management Fees Shareowner Servicing Fees and Other Performance Fees Total revenue increased 2.8% quarter over quarter The increase in management fees and shareholder servicing fees corresponded to a 3.3% increase in average AUM Performance fees declined due to underperformance in both Janus and INTECH strategies 8 $42.3 $44.0 ($8.3) ($11.8) $217.9 $226.7 $251.9 $258.9 2Q 2016 3Q 2016

3Q 2016 operating expenses Operating Expenses ($ in millions) Notes: See detail to non-GAAP adjustments on p. 18. 2016 annual long-term incentive compensation is currently expected to be $77-80 million. (2) 3Q 2016 operating expenses of $189.6 million increased $5.6 million compared to 2Q 2016 The increase in operating expenses was mainly due to $4.2 million in deal-related expenses captured in the G&A line Excluding deal costs, operating expenses increased by $1.4 million, due to higher profitability and performance-based compensation, partially offset by lower marketing spend 3Q 2016 adjusted operating margin, ex deal-related expenses, of 28.4% increased from 2Q 2016(1) 9 $32.3 $35.4 $8.9 $9.0 $33.3 $34.0 $6.9 $4.3 $19.0 $21.0 $83.6 $85.9 $184.0 $189.6 2Q 2016 3Q 2016 $79.9 $71.2 $17.7 $16.4 $8.2 $6.2 $39.6 $35.5 $8.4 $8.1 $28.4 $25.3 2Q 2011 3Q 2011 Employee Compensation & Benefits Long - Term Incentive Compensation Marketing & Advertising Distribution Depreciation & Amortization G&A (1)(2)

3Q 2016 balance sheet profile

- Total cash and investments increased $78 million, or 12%, quarter over quarter
  - Cash and cash equivalents increased $32 million, or 9%, driven by strong cash flow generation of $110 million
  - Investments increased $46 million, or 15%, driven by seed funding
- During 3Q 2016, we returned $34 million to shareholders in the form of dividends and share repurchases
  - Quarterly dividends – $20 million
  - Share repurchases – $14 million (repurchased 0.9 million shares at an average price of $14.52 per share)

Balance Sheet Profile (Carrying Value) (1) – 6/30/2016 vs. 9/30/2016
($ in millions)



$654
$317
$337
$404
$109
$295
$732
$363
$369
$405
$110
$295
Cash & Investments
Debt
Cash & Investments
Debt
6/30/2016
9/30/2016
Investment Securities(2)
Cash and Cash Equivalents
2018 Maturity
2025 Maturity

Notes:
(1) Numbers may not foot due to rounding.
(2) Includes Seed Investments of $295.4 million (including investment securities of consolidated variable interest entities of $49.2 million), Investments in Advised Mutual Funds of $4.4 million and Investments Related to Deferred Compensation Plans of $16.7 million as of June 30, 2016; includes Seed Investments of $340.8 million (including investment securities of consolidated variable interest entities of $95.1 million), Investments in Advised Mutual Funds of $4.7 million and Investments Related to Deferred Compensation Plans of $17.2 million as of September 30, 2016.

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Topic of Discussion Dick Weil Chief Executive Officer

Janus and Henderson's merger of equals

Janus Henderson Global Investors – $326 Billion of Total Company Assets [1]

- We believe this transaction will create a truly global, active investment manager, accelerating both businesses' ambitions for growth, diversification and globalization
  - With broader global reach, we can better service and support our clients
  - With more diversified product offerings and an enhanced investment team, we will have a stronger product line-up to meet the needs of our clients
  - With increased financial strength and flexibility, we will have a more stable firm that can invest in the business through market cycles
  - With an environment of increased opportunity for employees, we will be able to develop and retain the best and brightest employees

Combined Assets by Geography:


15%
31%
54%
Americas
EMEA
Pan Asia

Combined Assets by Investment Discipline:
($ in billions)


8%
1%
6%
37%
23%
8%
17%
U.S. Equity[2]
Global Equity
European Equity
Fixed Income
Alternatives
Multi-Asset
ETNs
$73
$48
$55
$26
$39
$27
$10
$24
$20
$4
U.S. Equities
Mathematical Equities
Global Equities
European Equities
Global Fixed Income
U.S. Fixed Income
Global Macro Fixed Income
Multi-Asset
Alternatives
ETNs

Notes:
(1) Reflects Janus assets as of September 30, 2016, and Henderson assets as of June 30, 2016. Exchange rate used for translation from GBP to USD as of June 30, 2016: 1.34.
(2) U.S. Equity includes Mathematical Equities.

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Q&A Jennifer McPeek Chief Financial Officer Dick Weil Chief Executive Officer

Appendix

3Q 2016 asset diversification 9/30/16 Assets of $198.9 Billion(1) By Investment Discipline ($ in Billions) Note: Percentages and numbers may not foot due to rounding. By Distribution Channel ($ in Billions) By Domicile ($ in Billions) $68.1 48.2 47.0 21.2 9.4 3.8 1.2 $75.9 68.2 54.8 $152.6 46.3 15 34% 24% 24% 11% 5% 2% 1% Growth / Blend Mathematical Fixed Income Global / International Value ETNs Money Market 38% 34% 28% Intermediary Institutional Self-Directed 77% 23% U.S. Non-U.S. (1)

3Q 2016 GAAP EPS of $0.22 compared to $0.21 in 2Q 2016

($ in millions, except AUM and per share)	Quarter Ended September 30, 2016	Quarter Ended June 30, 2016	Variance (%)	Quarter Ended September 30, 2016	Quarter Ended September 30, 2015	Variance (%)
Average AUM ($ in billions)	**$ 195.6**	**$ 189.3**	**3.3%**	**$ 195.6**	**$ 192.1**	**1.8%**
Revenues	$ 258.9	$ 251.9	2.8%	$ 258.9	$ 273.8	-5.4%
Operating expenses	189.6	184.0	3.0%	189.6	190.4	-0.4%
Operating income	**$ 69.3**	**$ 67.9**	**2.1%**	**$ 69.3**	**$ 83.4**	**-16.9%**
Operating margin	**26.8%**	**27.0%**		**26.8%**	**30.5%**	
Interest expense	$ (5.3)	$ (5.1)	-3.9%	$ (5.3)	$ (8.0)	33.8%
Investment gains (losses), net	**1.5**	**0.7**	n/m	1.5	**(7.2)**	n/m
Other income (expense), net	1.0	1.2	-16.7%	1.0	1.2	-16.7%
Loss on early extinguishment of debt	-	-	n/a	-	(36.3)	n/m
Income tax provision	(23.5)	(24.5)	4.1%	(23.5)	(13.2)	-78.0%
Net income	**$ 43.0**	**$ 40.2**	**7.0%**	**$ 43.0**	**$ 19.9**	**n/m**
Noncontrolling interests	(1.9)	(1.2)	-58.3%	(1.9)	-	n/a
Net income attributable to JCG	**$ 41.1**	**$ 39.0**	**5.4%**	**$ 41.1**	**$ 19.9**	**n/m**
Allocation of earnings to restricted stock	1.6	1.5	6.7%	1.6	0.7	n/m
Net income attributable to JCG common shareholders	**$ 39.5**	**$ 37.5**	**5.3%**	**$ 39.5**	**$ 19.2**	**n/m**
Diluted earnings per share attributable to JCG common shareholders	**$ 0.22**	**$ 0.21**	**4.8%**	**$ 0.22**	**$ 0.10**	**n/m**
Diluted weighted average shares outstanding (in millions)	**181.1**	**182.4**	**-0.7%**	**181.1**	**186.4**	**-2.8%**

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3Q 2016 GAAP operating margin of 26.8% versus 27.0% in 2Q 2016 17 September 30, June 30, Variance September 30, September 30, Variance ($ in millions, except AUM) 2016 2016 (%) 2016 2015 (%) Average AUM ($ in billions) 195.6 $ 189.3 $ 3.3% 195.6 $ 192.1 $ 1.8% Revenues Investment management fees 226.7 $ 217.9 $ 226.7 $ 231.0 $ Performance fees - mutual funds (12.4) (9.9) (12.4) (3.9) Performance fees - private accounts 0.6 1.6 0.6 2.7 Shareowner servicing fees and other 44.0 42.3 44.0 44.0 Total revenues 258.9 $ 251.9 $ 2.8% 258.9 $ 273.8 $ -5.4% Basis points Investment management fees 46.1 46.3 46.1 47.7 Investment management fees and performance fees 43.7 44.5 43.7 47.5 Operating expenses Employee compensation and benefits 85.9 $ 83.6 $ 85.9 $ 85.9 $ Long-term incentive compensation 21.0 19.0 21.0 17.6 Marketing and advertising 4.3 6.9 4.3 4.9 Distribution 34.0 33.3 34.0 36.8 Depreciation and amortization 9.0 8.9 9.0 9.0 General, administrative and occupancy 35.4 32.3 35.4 36.2 Total operating expenses 189.6 $ 184.0 $ 3.0% 189.6 $ 190.4 $ -0.4% Operating income 69.3 $ 67.9 $ 2.1% 69.3 $ 83.4 $ -16.9% Operating margin 26.8% 27.0% 26.8% 30.5% Quarter Ended Quarter Ended

Reconciliation of non-GAAP financial measures

($ in millions, except per share data)	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Reconciliation of operating income to adjusted operating income:				
Operating income, GAAP basis	$ 69.3	$ 83.4	$ 199.8	$ 241.5
Merger related adjustments [1]	4.2	–	4.2	–
Adjusted operating income	$ 73.5	$ 83.4	$ 204.0	$ 241.5
Operating margin [2]	26.8%	30.5%	26.3%	29.9%
Adjusted operating margin [3]	28.4%	30.5%	26.9%	29.9%
Reconciliation of net income attributable to JCG to adjusted net income attributable to JCG:				
Net income attributable to JCG, GAAP basis	$ 41.1	$ 19.9	$ 115.2	$ 109.2
Merger related adjustments [1]	4.2	–	4.2	–
Loss on early extinguishment of debt	–	36.3	–	36.3
Tax effect of loss on early extinguishment of debt	–	(13.5)	–	(13.5)
Adjusted net income attributable to JCG	45.3	42.7	119.4	132.0
Less: Allocation of earnings to participating restricted stock aw ards	1.8	1.5	4.6	4.7
Adjusted net income attributable to JCG common shareholders	$ 43.5	$ 41.2	$ 114.8	$ 127.3
Diluted w eighted-average common shares outstanding	181.1	186.4	181.6	188.0
Diluted earnings per share attributable to JCG common shareholders	$ 0.22	$ 0.10	$ 0.61	$ 0.56
Adjusted diluted earnings per share attributable to JCG common shareholders [4]	$ 0.24	$ 0.22	$ 0.63	$ 0.68

[1] Merger costs are generally not deductible for income tax purposes and are not expected to impact the Company's income tax provision.
[2] Operating income divided by operating revenues.
[3] Adjusted operating income divided by operating revenues.
[4] Adjusted net income attributable to JCG divided by the w eighted average shares outstanding amount used in the calculation of diluted EPS.

The Company presents adjusted operating income and adjusted net income attributable to JCG as non-GAAP financial measures. Management believes these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business, and they are consistent with internal management reporting. The most directly comparable GAAP measures are operating income and net income attributable to JCG.

These non-GAAP measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate. The tax effect related to reconciling items has been calculated based on the tax rate attributable to the jurisdiction to which the transaction relates.

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Mutual funds with performance-based advisory fees

Mutual Funds with Performance Fees [1] (AUM $ in millions, performance fees $ in thousands)	EOP AUM 9/30/2016	Benchmark	Base Fee	Performance Fee [2]	Performance Hurdle vs. Benchmark	3Q 2016 P&L Impact
Janus Contrarian Fund [3]	$2,784.8	S&P 500® Index	0.64%	± 15 bps	± 7.00%	($1,368.1)
Janus Research Fund [3]	4,533.5	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	(768.6)
Janus Global Research Fund [3,4]	3,163.8	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	(280.7)
Janus Global Real Estate Fund	247.2	FTSE EPRA / NAREIT Global Index	0.75%	± 15 bps	± 4.00%	(55.4)
Janus International Equity Fund [5]	190.6	MSCI EAFE® Index	0.68%	± 15 bps	± 7.00%	(79.7)
INTECH U.S. Core Fund [6]	603.1	S&P 500® Index	0.50%	± 15 bps	± 4.00%	(71.0)
Perkins Mid Cap Value Fund [2]	4,208.5	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(2,630.1)
Perkins Small Cap Value Fund [7]	2,039.5	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	680.8
Perkins Large Cap Value Fund [7]	161.8	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(57.7)
Janus Fund [8]	8,151.6	Core Growth Index	0.64%	± 15 bps	± 4.50%	(2,806.5)
Perkins Global Value Fund [8,9]	210.4	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(91.4)
Janus Aspen Overseas Portfolio [10]	739.9	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(413.4)
Janus Overseas Fund [11]	1,633.2	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(1,172.7)
Janus Twenty Fund [12]	7,988.1	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(3,376.7)
Janus Forty Fund [12]	2,891.1	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	44.2
Janus Emerging Markets Fund [13]	57.3	MSCI Emerging Markets Index℠	1.00%	± 15 bps	± 6.00%	14.5
Janus Asia Equity [14]	9.2	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	3.7
Perkins Select Value [15]	84.8	Russell 3000® Value Index	0.70%	± 15 bps	± 5.00%	(23.1)
Total Existing Funds with Fees	$39,698.4					($12,451.9)

Please refer to footnotes on p. 20.

19

Mutual funds with performance-based advisory fees (cont.) Notes: The funds listed have a performance-based investment advisory fee that adjusts upward or downward based on each fund’s performance relative to an approved benchmark index over a performance measurement period. Please see the funds’ Statements of Additional Information for more details. Actual performance measurement periods used for calculating the performance fees are from 12 months up to 36 months, and then over 36-month rolling periods. Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations. The performance measurement period began on 2/1/2006, and the performance adjustment was implemented as of 2/1/2007. Effective close of business on March 15, 2013, Janus Global Research Fund merged with and into Janus Worldwide Fund; following the merger, Janus Worldwide Fund was renamed Janus Global Research Fund (the “Combined Fund”). The Combined Fund’s surviving performance track record is that of the former Janus Global Research Fund, and the performance measurement benchmark is the MSCI World Index. Through March 15, 2016, Janus waived its management fee to at least a level that was equivalent to the fee rate the Combined Fund would have paid if, after the merger, the performance history of Janus Worldwide Fund were used to calculate the performance fee adjustment to the base management fee. The performance measurement period began on 12/1/2006, and the performance adjustment was implemented as of 12/1/2007. The performance measurement period began on 1/1/2006, and the performance adjustment was implemented as of 1/1/2007. Effective 12/7/11, INTECH Risk-Managed Core Fund was renamed INTECH U.S. Core Fund. The performance measurement period began on 1/1/2009, and the performance adjustment was implemented as of 1/1/2010. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 6/30/2011. Effective 7/1/10, Janus Global Opportunities Fund was renamed Perkins Global Value Fund. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 9/30/2011. The performance measurement period began on 8/1/2010, and the performance adjustment was implemented as of 10/31/2011. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 12/31/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 7/29/2011, and the performance adjustment was implemented as of 7/31/2012. The performance measurement period began on 1/1/2012, and the performance adjustment was implemented as of 12/31/2012. 20

Complex-Wide: Percent in Top 2 Morningstar Quartiles Based on Total Returns 1-Year 3-Year 5-Year % of Funds % of Assets Complex-wide performance (1) Note: References Morningstar relative performance as of September 30, 2016. Refer to p. 28 for 10-year periods and quantity of funds in the analysis. 21 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 53% 40% 40% 41% 32% 17% 44% 21% 17% 5% 70% 84% 61% 58% 37% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 61% 41% 47% 33% 34% 18% 34% 39% 45% 39% 79% 74% 86% 78% 73% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 35% 48% 42% 30% 32% 27% 17% 41% 45% 37% 63% 65% 82% 75% 69% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 43% 36% 39% 42% 29% 28% 34% 30% 25% 18% 70% 70% 69% 67% 47% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 42% 37% 39% 36% 30% 30% 33% 31% 36% 46% 72% 69% 69% 72% 76% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 33% 36% 33% 33% 31% 30% 31% 36% 35% 36% 63% 67% 69% 67% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16

Fundamental Equity: Percent in Top 2 Morningstar Quartiles Based on Total Returns Fundamental equity performance (1) 1-Year 3-Year 5-Year % of Funds % of Assets Note: References Morningstar relative performance as of September 30, 2016. Refer to p. 28 for 10-year periods and quantity of funds in the analysis. 22 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 38% 37% 34% 33% 28% 26% 24% 26% 36% 51% 64% 61% 61% 69% 79% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 21% 26% 26% 29% 33% 33% 35% 38% 35% 31% 55% 62% 65% 65% 64% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 63% 44% 43% 46% 36% 6% 40% 24% 19% 5% 69% 84% 67% 65% 41% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 58% 46% 54% 37% 39% 17% 24% 29% 48% 43% 75% 70% 84% 85% 82% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 27% 44% 47% 33% 37% 29% 18% 35% 40% 29% 56% 62% 82% 73% 66% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 41% 28% 33% 40% 30% 27% 38% 33% 25% 20% 68% 67% 67% 65% 50% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16

Complex-wide mutual fund rankings (1)

Janus Aspen Series ("JAS") and Janus Investment Funds ("JIF")		*Morningstar Rankings Based on Total Returns as of 09/30/2016*							
		1 Year		*3 Years*		*5 Years*		*10 Years*	
	Morningstar Category	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds
Janus Equity									
Janus Aspen Balanced Instl	Allocation--50% to 70% Equity	91	871/951	40	357/892	26	208/807	4	23/640
Janus Aspen Enterprise Instl	Mid-Cap Growth	1	7/737	1	2/709	4	25/672	3	18/616
Janus Aspen Forty Instl	Large Growth	34	574/1677	11	179/1618	9	126/1503	6	77/1307
Janus Aspen Global Allocation Mod Instl	World Allocation	59	340/571	39	196/509	25	107/427		/
Janus Aspen Global Research Instl	World Stock	79	933/1170	37	376/1028	30	247/834	57	350/609
Janus Aspen Global Technology Instl	Technology	20	41/202	41	83/202	18	37/201	12	23/193
Janus Aspen Janus Instl	Large Growth	65	1094/1677	34	549/1618	46	685/1503	55	715/1307
Janus Aspen Overseas Instl	Foreign Large Blend	92	813/879	98	767/777	98	710/720	68	372/545
Janus Adaptive Global Allocation I	World Allocation	68	390/571		/		/		/
Janus Asia Equity I	Pacific/Asia ex-Japan Stk	24	20/81	29	20/68	29	19/64		
Janus Balanced T	Allocation--50% to 70% Equity	93	884/951	47	417/892	33	263/807	8	47/640
Janus Contrarian T	Mid-Cap Blend	91	404/442	78	324/416	71	273/385	85	284/332
Janus Diversified Alternatives I	Multialternative	11	53/485	49	134/275		/		
Janus Emerging Markets I	Diversified Emerging Mkts	30	263/894	15	95/663	45	239/534		
Janus Enterprise T	Mid-Cap Growth	2	12/737	2	13/709	9	60/672	10	57/616
Janus Forty S	Large Growth	43	717/1677	15	231/1618	12	175/1503	13	161/1307
Janus Global Allocation Cnsrv T	World Allocation	75	432/571	42	214/509	66	283/427	9	27/288
Janus Global Allocation Growth T	World Allocation	45	260/571	32	161/509	13	56/427	19	55/288
Janus Global Allocation Moderate T	World Allocation	61	350/571	39	200/509	39	166/427	11	30/288
Janus Global Life Sciences T	Health	69	89/129	16	21/129	16	20/124	30	36/117
Janus Global Real Estate I	Global Real Estate	47	128/269	37	84/228	24	49/200		/
Janus Global Research T	World Stock	80	937/1170	40	415/1028	50	419/834	12	70/609
Janus Global Select T	World Stock	90	1061/1170	65	668/1028	92	770/834	60	368/609
Janus Global Technology T	Technology	27	55/202	49	99/202	26	52/201	19	37/193
Janus Growth & Income T	Large Blend	17	270/1576	47	699/1499	24	323/1379	66	805/1220
Janus International Equity I	Foreign Large Growth	89	322/361	97	337/347	91	291/320		/
Janus Overseas T	Foreign Large Blend	89	785/879	99	772/777	99	715/720	92	502/545
Janus Research T	Large Growth	67	1120/1677	19	300/1618	27	399/1503	16	205/1307
Janus T	Large Growth	68	1141/1677	38	619/1618	57	857/1503	68	891/1307
Janus Triton T*	Small Growth	14	106/762	4	24/712	11	73/691	1	7/610
Janus Twenty T*	Large Growth	68	1148/1677	71	1158/1618	57	858/1503	28	359/1307
Janus Venture T*	Small Growth	24	183/762	10	67/712	10	68/691	6	34/610

Morningstar Quartile: 1st 2nd 3rd 4th

* Closed to certain new investors.

Note:
(1) In accordance with FINRA regulations, rankings cannot be publicly disclosed for time periods of less than one year. Refer to p. 28 for additional Morningstar disclosure.

23

Complex-wide mutual fund rankings, cont. (1) Morningstar Quartile: 1st 2nd 3rd 4th * Closed to certain new investors. Note: In accordance with FINRA regulations, rankings cannot be publicly disclosed for time periods of less than one year. Refer to p. 28 for additional Morningstar disclosure. 24 Janus Aspen Series ("JAS") and Janus Investment Funds ("JIF") Percentile Rank / Percentile Rank / Percentile Rank / Percentile Rank / Morningstar Category Rank (%) Total Funds Rank (%) Total Funds Rank (%) Total Funds Rank (%) Total Funds Fixed Income Janus Aspen Flexible Bond Instl Intermediate-Term Bond 76 840/1101 52 545/1050 28 282/1010 5 38/876 Janus Aspen Global Unconstnd Bd Instl Nontraditional Bond 29 122/418 / / / Janus Flexible Bond T Intermediate-Term Bond 78 858/1101 58 615/1050 36 361/1010 8 68/876 Janus Global Bond I World Bond 75 282/376 26 94/359 33 99/298 Janus Global Unconstrained Bond I Nontraditional Bond 24 98/418 / / / Janus High-Yield T High Yield Bond 69 542/788 36 266/732 45 282/626 30 159/536 Janus Multi-Sector Income I Multisector Bond 51 191/371 / / / Janus Real Return I Multisector Bond 70 262/371 72 215/297 81 205/252 Janus Short-Term Bond T Short-Term Bond 72 425/592 68 362/531 56 272/483 34 144/420 INTECH Janus Aspen INTECH US Low Volatil Svc Large Blend 30 476/1576 1 7/1499 / / INTECH Emrg Mkts Mgd Vol I Diversified Emerging Mkts 92 829/894 / / / INTECH Global Income Mgd Vol I World Stock 13 151/1170 10 99/1028 / / INTECH Intl Mgd Volatility I Foreign Large Blend 11 98/879 7 52/777 7 46/720 / INTECH U.S. Core T* Large Growth 24 399/1677 29 463/1618 26 381/1503 59 773/1307 INTECH US Mgd Volatility I Large Blend 65 1028/1576 24 360/1499 8 109/1379 52 631/1220 Perkins Janus Aspen Perkins Mid Cap Value Svc Mid-Cap Value 22 102/464 49 210/431 90 365/402 36 125/344 Perkins Global Value T World Stock 87 1024/1170 70 727/1028 84 707/834 42 255/609 Perkins International Value I Foreign Large Value 43 159/367 14 44/326 / Perkins Large Cap Value I Large Value 52 729/1414 61 796/1301 78 946/1216 Perkins Mid Cap Value T* Mid-Cap Value 20 91/464 41 177/431 91 366/402 39 136/344 Perkins Select Value I Mid-Cap Value 19 87/464 33 140/431 Perkins Small Cap Value T Small Value 23 103/452 11 45/427 71 292/407 7 23/327 Perkins Value Plus Income I Allocation--50% to 70% Equity 26 246/951 31 272/892 50 403/807 Morningstar Rankings Based on Total Returns as of 09/30/2016 1 Year 3 Years 5 Years 10 Years

Mathematical equity performance: relative return strategies [1]

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 9/30/2016 [2] 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Enhanced Plus Gross	7/87	11.86	11.80	16.68	7.72	10.69
U.S. Enhanced Plus Net		11.56	11.49	16.35	7.40	10.30
S&P 500® Index		15.43	11.16	16.37	7.24	9.38
Difference versus S&P 500® Index Net of Fees		(3.87)	0.33	(0.03)	0.17	0.92
U.S. Large Cap Growth Gross	7/93	12.13	10.84	15.64	7.93	12.29
U.S. Large Cap Growth Net		11.57	10.31	15.09	7.42	11.73
S&P 500® Growth Index		14.74	12.75	16.81	8.84	9.38
Difference versus S&P 500® Growth Index Net of Fees		(3.17)	(2.45)	(1.71)	(1.42)	2.34
U.S. Enhanced Index Gross	4/98	13.27	10.53	15.96	7.40	6.50
U.S. Enhanced Index Net		12.93	10.19	15.60	7.07	6.16
S&P 500® Index		15.43	11.16	16.37	7.24	5.69
Difference versus S&P 500® Index Net of Fees		(2.51)	(0.97)	(0.77)	(0.17)	0.47
U.S. Broad Large Cap Growth Gross	11/00	13.44	12.13	16.96	8.48	5.18
U.S. Broad Large Cap Growth Net		12.89	11.58	16.39	7.94	4.64
Russell 1000® Growth Index		13.76	11.83	16.60	8.85	3.21
Difference versus Russell 1000® Growth Index Net of Fees		(0.87)	(0.24)	(0.21)	(0.91)	1.43
U.S. Broad Enhanced Plus Gross	4/01	11.83	11.07	16.55	7.67	7.60
U.S. Broad Enhanced Plus Net		11.50	10.74	16.20	7.35	7.26
Russell 1000® Index		14.93	10.78	16.41	7.40	6.51
Difference versus Russell 1000® Index Net of Fees		(3.43)	(0.03)	(0.21)	(0.05)	0.75
U.S. Large Cap Core Gross	8/01	12.47	12.12	16.85	7.66	7.63
U.S. Large Cap Core Net		11.91	11.57	16.29	7.15	7.13
S&P 500® Index		15.43	11.16	16.37	7.24	6.02
Difference versus S&P 500® Index Net of Fees		(3.52)	0.41	(0.09)	(0.09)	1.10
U.S. Broad Large Cap Value Gross	8/04	14.14	9.06	16.21	6.74	8.41
U.S. Broad Large Cap Value Net		13.72	8.66	15.78	6.34	8.01
Russell 1000® Value Index		16.20	9.70	16.15	5.85	7.58
Difference versus Russell 1000® Value Index Net of Fees		(2.48)	(1.04)	(0.37)	0.49	0.43
Global Large Cap Core Gross	1/05	8.99	6.81	13.39	6.43	7.56
Global Large Cap Core Net		8.51	6.33	12.88	5.90	7.02
MSCI World® Index		12.02	6.44	12.27	5.06	6.10
Difference versus MSCI World® Index Net of Fees		(3.52)	(0.11)	0.61	0.84	0.92
International Large Cap Core Gross	11/06	7.33	2.60	10.33	-	4.24
International Large Cap Core Net		6.87	2.17	9.86	-	3.80
MSCI EAFE® Index		7.06	0.93	7.88	-	1.92
Difference versus MSCI EAFE® Index Net of Fees		(0.18)	1.24	1.99	-	1.88
U.S. Broad Enhanced Index Gross	10/08	12.23	9.83	15.80	-	10.18
U.S. Broad Enhanced Index Net		11.99	9.59	15.55	-	9.91
Russell 1000® Index		14.93	10.78	16.41	-	10.62
Difference versus Russell 1000® Index Net of Fees		(2.94)	(1.19)	(0.86)	-	(0.71)

Past performance is no guarantee of future results.

Notes:

(1) Excludes absolute-risk strategies. Returns for periods greater than 1 year are annualized. Refer to p. 27 for performance disclosure.

(2) Differences may not agree with input data due to rounding.

25

Mathematical equity performance: relative return strategies (cont.) [1]

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 9/30/2016 [2] 1 Year	3 Year	5 Year	10 Year	Since Inception
Global Large Cap Core ex Japan (Kokusai) Gross	5/09	8.13	7.03	13.65	-	13.31
Global Large Cap Core ex Japan (Kokusai) Net		7.68	6.58	13.11	-	12.75
MSCI KOKUSAI® World ex Japan Index		11.97	6.71	12.75	-	12.72
Difference versus MSCI KOKUSAI® World ex Japan Index Net of Fees		(4.29)	(0.13)	0.36	-	0.03
European Large Cap Core Gross (EUR)	1/10	2.81	9.42	15.74	-	11.93
European Large Cap Core Net (EUR)		2.29	8.86	15.13	-	11.33
MSCI Europe® Index (EUR)		2.43	6.39	11.99	-	7.90
Difference versus MSCI Europe® Index (EUR) Net of Fees		(0.14)	2.46	3.14	-	3.43
Global All Country Enhanced Index Gross	11/11	10.98	5.79	-	-	9.43
Global All Country Enhanced Index Net		10.60	5.42	-	-	9.06
MSCI All Country World® Index		12.60	5.74	-	-	9.15
Difference versus MSCI All Country World® Index Net of Fees		(2.01)	(0.32)	-	-	(0.09)
Large Cap Core USA Gross	8/12	12.48	10.11	-	-	13.47
Large Cap Core USA Net		11.95	9.62	-	-	12.99
MSCI USA® Index		15.12	10.94	-	-	13.89
Difference versus MSCI USA® Index Net of Fees		(3.18)	(1.32)	-	-	(0.90)
Global All Country Core Gross	5/13	9.00	5.81	-	-	6.21
Global All Country Core Net		8.42	5.25	-	-	5.63
MSCI All Country World® Index		12.60	5.74	-	-	6.45
Difference versus MSCI All Country World® Index Net of Fees		(4.18)	(0.49)	-	-	(0.81)
Emerging Markets Core Gross	6/13	10.29	(0.18)	-	-	(1.15)
Emerging Markets Core Net		9.41	(0.97)	-	-	(1.94)
MSCI Emerging Markets® Index		17.21	(0.21)	-	-	(0.42)
Difference versus MSCI Emerging Markets® Index Net of Fees		(7.79)	(0.77)	-	-	(1.51)
Global All Country Core Select Gross	6/13	9.92	6.39	-	-	7.03
Global All Country Core Select Net		9.22	5.69	-	-	6.32
MSCI All Country World® Index		12.60	5.74	-	-	6.67
Difference versus MSCI All Country World® Index Net of Fees		(3.38)	(0.05)	-	-	(0.36)
Global All Country Core ex U.S. Gross	7/14	7.84	-	-	-	(3.25)
Global All Country Core ex U.S. Net		7.19	-	-	-	(3.83)
MSCI All Country World® ex USA Index		9.80	-	-	-	(3.72)
Difference versus MSCI All Country World® ex USA Index Net of Fees		(2.60)	-	-	-	(0.11)
Global Enhanced Plus Gross	5/15	8.43	-	-	-	0.23
Global Enhanced Plus Net		8.14	-	-	-	(0.04)
MSCI World® Index		12.02	-	-	-	0.54
Difference versus MSCI World® Index Net of Fees		(3.89)	-	-	-	(0.58)
Global All Country Core ex Japan Gross	10/15	8.59	-	-	-	8.59
Global All Country Core ex Japan Net		7.97	-	-	-	7.97
MSCI All Country World® ex Japan Index		12.61	-	-	-	12.61
Difference versus MSCI All Country World® ex Japan Index Net of Fees		(4.64)	-	-	-	(4.64)

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute-risk strategies. Returns for periods greater than 1 year are annualized. Refer to p. 27 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

26

Mathematical equity performance disclosure For the period ending September 30, 2016, 33%, 60%, 67% and 50% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Core Fund – Class T (2/03); INTECH U.S. Managed Volatility Fund – Class I (12/05); INTECH International Managed Volatility Fund – Class I (5/07), INTECH Global Income Managed Volatility Fund – Class I (12/11), Janus Aspen INTECH U.S. Low Volatility Portfolio – Service Shares (9/12) and INTECH Emerging Markets Managed Volatility Fund – Class I (12/14). INTECH's focus on managed volatility may keep the Fund from achieving excess returns over its index. The strategy may underperform during certain periods of up markets and may not achieve the desired level of protection in down markets. The proprietary mathematical process used by INTECH may not achieve the desired results. Since the portfolios are regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy. Past performance cannot guarantee future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Performance results reflect the reinvestment of dividends and other earnings. Composite performance results shown are time-weighted rates of return using daily valuation, include the effect of transaction costs (commissions, exchange fees, etc.), and are gross of non-reclaimable withholding taxes, if any. The composites include all actual fee-paying accounts managed on a fully discretionary basis according to the investment strategy from inception date, including those no longer under management. Portfolios meeting such criteria enter the composite upon the full first month under management. Reporting currency is USD, unless otherwise noted. The gross performance results presented do not reflect the deduction of investment advisory fees. Returns will be reduced by such advisory fees and other contractual expenses as described in each client’s individual contract. The net performance results presented reflect the deduction of model investment advisory fees, and not the advisory fees actually charged to the accounts in the composite. Prior to December 31, 2004, the model advisory fees deducted reflect the maximum fixed fee in effect for each strategy. Beginning January 1, 2005, the model advisory fees deducted reflect the standard fee schedule in effect during the period shown, applied to each account in the composite on a monthly basis. Standard fee schedules are available upon request. Actual advisory fees paid may vary among clients invested in the same strategy, which may be higher or lower than the model advisory fees. Some accounts may utilize a performance-based fee. For U.S. Large Cap Growth from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Growth Index (“Barra Growth Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Growth Index, which later became the S&P 500/Citigroup Growth Index (“Citigroup Growth Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Growth Index and the Citigroup Growth Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Growth Index. Effective 12/9/2009, the Citigroup Growth Index's name was changed to S&P 500 Growth Index. The S&P 500 Growth Index is a market-capitalization-weighted index developed by Standard and Poor's consisting of those stocks within the S&P 500 Index that exhibit strong growth characteristics. The index measures the performance of the growth style of investing in large cap U.S. stocks. The S&P 500 Growth Index will be reconstituted annually. Prior to May 21, 2010, with respect to non-U.S. securities traded on non-U.S. exchanges, INTECH used fair value prices that reflected current market conditions at the end of regular trading hours of the NYSE, normally 4:00 PM ET, rather than unadjusted closing prices in local markets. Therefore, the prices as well as foreign exchange rates used to calculate the U.S. dollar market values of securities may have differed from those used by an index. Indices generally use the unadjusted closing price in local markets instead of fair value pricing. As of May 21, 2010, prices for non-U.S. securities traded on non-U.S. exchanges are typically valued as of the close of their respective local markets. However, if a significant event takes place between the close of the local market and the close of the U.S. domestic market, a security may be fair valued. Non U.S. securities are translated into U.S. dollars using the 4:00 P.M. London spot rate. With respect to European Large Cap Core, prices assigned to investments are published prices on their primary markets or exchanges since the composite’s inception. The returns for the indices shown do not include any transaction costs, management fees or other costs, and are gross of dividend tax withholdings. Mathematical equity strategies included in the investment performance summaries include those strategies with at least a 1-year track record. Absolute-risk strategies are excluded. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products This report has not been approved, reviewed or produced by MSCI. 27

Other important disclosures Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end. Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). “Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all relative return, discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. Mutual fund relative performance analysis shown is for each Fund's parent share class (typically the share class with the longest performance history): Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance. Morningstar Comparative Performance Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management ("AUM") in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund's respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1. For the 1-, 3-, 5- and 10-year periods ending September 30, 2016, 47%, 76%, 67% and 71% of the 55, 50, 45 and 35 Complex-Wide mutual funds; 50%, 79%, 64% and 72% of the 40, 39, 36 and 29 Fundamental Equity mutual funds; 22%, 33%, 67% and 100% of the 9, 6, 6 and 4 Fixed Income mutual funds outperformed the majority of their Morningstar peers based on total returns. On an asset-weighted basis, 79% of the Complex-Wide mutual fund assets, 77% of the Fundamental Equity mutual fund assets and 100% of the Fixed Income mutual fund assets outperformed the majority of their Morningstar peers based on total returns for the 10-year period. The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a 3-year performance history. For the period ending September 30, 2016, 52%, 49% and 66% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 50, 45 and 35 funds, respectively. 50 funds were included in the analysis for the Overall period. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity linked Investments and companies with relatively small market capitalizations. Each fund has different risks, please see a Janus prospectus for more information about risks, fund holdings and other details. 28

Other important disclosures Indexes are not available for direct investment; therefore, their performance does not reflect the expenses associated with the active management of an actual portfolio. Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000® Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. Russell Midcap® Value Index measures the performance of those Russell Midcap® companies with lower price-to-book ratios and lower forecasted growth rates. Russell 2000® Value Index measures the performance of those Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. S&P 500® Index is a commonly recognized, market capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance. MSCI World IndexSM is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in North America, Europe and the Asia/Pacific Region. MSCI EAFE® Index is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in Europe, Australasia and the Far East. MSCI World Growth Index is a subset of the Morgan Stanley Capital WorldSM Index which is a market capitalization weighted index composed of companies representative of the market structure of developed market countries around the world. The index includes reinvestment of dividends, net of foreign withholding taxes. MSCI All Country World Index is a free float-adjusted market capitalization weighted index that is designed to measure performance of global developed and emerging equity markets. MSCI All Country World ex USA IndexSM is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes. Russell 1000 Index measures performance of the 1,000 largest companies in the Russell 3000 Index. Core Growth Index is an internally calculated, hypothetical combination of unmanaged indices that combines total returns from the Russell 1000® Growth Index (50%) and the S&P 500® Index (50%). MSCI USA Index is a free float-adjusted market capitalization index that is designed to measure large and mid cap U.S. equity market performance. MSCI World ex Australia Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding Australia. MSCI KOKUSAI World ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding Japan. MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. MSCI North America Index is a free float-adjusted market capitalization-weighted index that is designed to measure the performance of the developed equity markets in Canada and the United States. MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets. MSCI All Country World ex Japan Index is a free float-adjusted market capitalization-weighted index that is designed to measure performance of global developed and emerging equity markets excluding Japan. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money. Funds distributed by Janus Distributors LLC. C-1016-3276 01-15-17 29